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                                  EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT








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                           SUBSIDIARIES OF REGISTRANT

                                       PERCENT    PERCENT
                                       DIRECT     INDIRECT
                                       OWNERSHIP  OWNERSHIP  JURISDICTION
                                       ---------  ---------  ------------
Albany International Pty.,Ltd.            100                Australia
Nomafa Austria                            100                Austria
Albany International Feltros e
  Telas Industriais Ltda.                 100                Brazil
Albany International Canada Inc.          100                Canada
Albany International (China) Co., Ltd     100                China
Albany Fennofelt Oy AB                               100     Finland
Albany International Holding S.A.         100                France
Albany International S.A.                            100     France
Martel Catala S.A.                                   100     France
Toiles Franck S.A.                                   100     France
Nomafa S.A.R.L.                                      100     France
T.I.S. S.A.                                          100     France
Schieffer Tor-und Schutzsysteme GmbH                 100     Germany
Nordiskafilt Maschinenbespannung GmbH                100     Germany
Albany International GmbH Goppingen                  100     Germany
Nomafa B.V.                                          100     Netherlands
Albany International B.V.                 100                Netherlands
Nordiskafilt Kabushiki Kaisha                        100     Japan
Albany International S.A. de C.V.         100                Mexico
Martel Wire, S.A. de C.V.                            100     Mexico
Telas Industriales de Mexico, S.A.
  de C.V.                                 100                Mexico
Albany Nordiskafilt AS                               100     Norway
Albany International Korea, Inc.          100                South Korea
Albany International Korea, Inc.                     100     South Korea
Albany Nordiska S.A.                                 100     Spain
Albany Nordiskafilt AB                    100                Sweden
Nordiska Maskinfilt Aktiebolag                       100     Sweden
Nordiskafilt Aktiebolag                              100     Sweden
Dewa Consulting AB                                   100     Sweden
Nomafa Aktiebolag                          100               Sweden
Albany Wallbergs AB                        100               Sweden
Nordiska Industrie Produkte AG             100               Switzerland
Albany International AG                    100               Switzerland
Albany International Ltd.                  100               United Kingdom
Albany International Research Co.          100               United States
